SETTLEMENT AND TRANSFER AGREEMENT

THIS AGREEMENT is dated for reference as of the 13th day of December, 2005.

AMONG:

XLR MEDICAL CORP., a Nevada corporation, having an address at Suite 3400 Park Place, 666 Burrard Street, Vancouver, BC, Canada V6C 3P6

(hereinafter called the “Company")
OF THE FIRST PART

AND:

PETER A. HOGENDOORN, of 13288 Amble Greene Place, Surrey, BC V4A 6P5

(hereinafter called "Hogendoorn")
OF THE SECOND PART

WHEREAS:

A.	The Company is indebted to Hogendoorn in the amount of $50,630.74 (the “Indebtedness”).

B.	Hogendoorn has resigned as a director and officer of the Company.

C.	Hogendoorn is the registered owner of 2,250,000 shares of the Company’s common stock.

D.	The parties wish to resolve all matters outstanding between them, including but not limited to, matters relating to the Indebtedness and any other liabilities of the Company to Hogendoorn.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Hogendoorn agrees to remise, release and forever discharge the Company and its directors, officers, servants and agents (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, dues, sums of money, claims, demands and obligations whatsoever, at law or in equity, and whether known or unknown, suspected or unsuspected, which Hogendoorn has or may in the future have against the Releasees or any of them, including, but not limited to, any and all actions, causes of action, suits, debts, dues, sums of money, claims, demands and obligations in connection with the Indebtedness.

2.	Hogendoorn agrees to transfer to the Company 2,000,000 shares of the Company’s common stock registered in Hogendoorn’s name (the “Company Shares”).

3.	Hogendoorn represents and warrants to the Company that:

(a)

he has good and marketable title to the Company Shares as the legal and beneficial owner thereof, free and clear of all claims, charges, mortgages, liens, security interests, pledges, encumbrances and demands whatsoever;

(b)

he has the right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Company Shares to the Company; and

(c)

no person has any right, agreement or option, or any right or privilege (whether legal, beneficial, court ordered, pre-emptive, contractual or otherwise) capable of becoming a right, agreement or option, for the purchase or acquisition, directly or indirectly, of the Company Shares (or any portion thereof).

4.	Hogendoorn acknowledges that his Options to acquire shares of the Company have expired and can no longer be exercised.

5.	Hogendoorn acknowledges that this Agreement has been prepared by O’Neill Law Group PLLC acting on behalf of the Company only and that he has been advised to obtain independent legal advice.

6.	Time shall be of the essence of this Agreement.

7.	This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

8.	No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

9.	A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

10.

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

11.	This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

XLR MEDICAL CORP.
by its authorized signatory:

/s/ Logan B. Anderson
Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY PETER A. HOGENDOORN
in the presence of:

________________________________	/s/ Peter A. Hogendoorn	(seal)
Signature	PETER A. HOGENDOORN
________________________________
Name
________________________________
Address